                         Notice of Guaranteed Delivery

                                      for

                          Offer to Purchase for Cash

                    All Outstanding Shares of Common Stock

                                      of

                      Specialty Equipment Companies, Inc.

                                      at

                             $30.50 Net Per Share

                                      by

                            Solar Acquisition Corp.

                         a wholly owned subsidiary of

                        United Technologies Corporation

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.01 per share, of Specialty Equipment Companies, Inc., a Delaware corporation (the "Company", and such stock, the "Shares"), are not immediately available or time will not permit all required documents to reach LaSalle Bank National Association (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                       LaSalle Bank National Association

                          By Mail/Overnight Courier:
                       LaSalle Bank National Association
                     Attention: Corporate Trust Operations
                           135 South LaSalle Street
                                  Suite 1811
                            Chicago, Illinois 60603

                          By Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (312) 904-2236

                      To Confirm Facsimile Transmission:
                              By Telephone Only:
                                (312) 904-2450

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Solar Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of United Technologies Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 23, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.



 Number of Shares: ______________

                                              Name(s) of Record Holder(s):
 Share Certificate Numbers (if                ________________________________
 available):                                  ________________________________
 ________________________________                   Please Type or Print

 ________________________________

                                              Address(es): ___________________
 If Shares will be delivered by
 book-entry transfer:

                                              Zip Code _______________________
 Account                                      ________________________________
 Number: ________________________

                                              Telephone Number:
 Date:             , 2000                     ________________________________
                                              Area Code

                                              Signature(s):
                                              ________________________________
                                              ________________________________



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


                             GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in and pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange Inc. trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ________________________________________________________________

 Address: _____________________________________________________________________
                                                                       Zip Code
 Area Code and
 Telephone Number: ____________________________________________________________

 Authorized Signature

 Name: ________________________________________________________________________
                              Please Type or Print

 Title: _______________________________________________________________________

 Dated: ________________________________________________________________ , 2000

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.


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